                                                                    Exhibit 1.1


                                 2,200,000 Shares
                                 ---------

                     DATA PROCESSING RESOURCES CORPORATION

                                  Common Stock

                             UNDERWRITING AGREEMENT
                             ----------------------


                                                              January ___, 1997


MONTGOMERY SECURITIES
ROBERT W. BAIRD & CO. INCORPORATED
LEHMAN BROTHERS


c/o MONTGOMERY SECURITIES
600 Montgomery Street
San Francisco, California 94111


Dear Sirs:


     SECTION 1.   Introductory.  Data Processing Resources Corporation, a
                  ------------
California corporation (the "Company"), proposes to issue and sell 2,000,000 shares of its authorized but unissued Common Stock (the "Common Stock") and a shareholder of the Company named in Schedule B annexed hereto (the
"Selling Shareholder"), propose to sell an aggregate of 200,000 shares of the Company's issued and outstanding Common Stock to you, as underwriters (sometimes referred to as the "Underwriters"). Said aggregate of 2,200,000 shares are herein called the "Firm Common Shares." In addition, the Company proposes to grant to you an option to purchase up to 280,000 additional shares of Common Stock and the Selling Shareholder proposes to grant to you an option to purchase up to 50,000 additional shares of Common Stock (said aggregate of 330,000 shares are herein called the "Optional Common Shares"), as provided in Section 5 hereof. The Firm Common Shares and, to the extent such option is exercised, the Optional Common Shares are hereinafter collectively referred to as the "Common Shares."

     You have advised the Company and the Selling Shareholder that you propose to make a public offering of your respective portions of the Common Shares on the effective date of the registration statement hereinafter referred to, or as soon thereafter as in your judgment is advisable.

     The Company and the Selling Shareholder hereby confirm their respective agreements with respect to the purchase of the Common Shares by you as follows:

     SECTION 2.   Representations and Warranties of the Company.  The Company
                  ---------------------------------------------
represents and warrants to you that:

          (a) A registration statement on Form S-1 (File No. 333-__________) with respect to the Common Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission. The Company has prepared and has filed or proposes to file prior to the effective date of such registration statement an amendment or amendments to such registration statement, which amendment or amendments have been or will be similarly prepared. There have been delivered to you two signed copies of such registration statement and amendments, together with two copies of each exhibit filed therewith. Conformed copies of such registration statement and amendments (but without exhibits) and of the related preliminary prospectus have been delivered to you in such reasonable quantities as you have requested for each of you. The Company will next file with the Commission one of the following: (i) prior to effectiveness of such registration statement, a further amendment thereto, including the form of final prospectus, (ii) a final prospectus in accordance with Rules 430A and 424(b) of the Rules and Regulations or (iii) a term sheet (the "Term Sheet") as described in and in accordance with Rules 434 and 424(b) of the Rules and Regulations. As filed, the final prospectus, if one is used, or the Term Sheet and Preliminary Prospectus, if a final prospectus is not used, shall include all Rule 430A Information and, except to the extent that you shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the date and time that this Agreement was executed and delivered by the parties hereto, or, to the extent not completed at such date and time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company shall have previously advised you in writing would be included or made therein.

          The term "Registration Statement" as used in this Agreement shall mean such registration statement at the time such registration statement becomes effective and, in the event any post-effective amendment thereto becomes effective prior to the First Closing Date (as hereinafter defined), shall also mean such registration statement as so amended; provided, however, that such term shall also include (i) all Rule 430A Information deemed to be included in such registration statement at the time such registration statement becomes effective as provided by Rule 430A of the Rules and Regulations and (ii) any registration statement filed pursuant to Rule 462(b) of the Rules and Regulations relating to the Common Shares. The term "Preliminary Prospectus" shall mean any preliminary prospectus referred to in the preceding paragraph and any preliminary prospectus included in the Registration Statement at the time it becomes effective that omits Rule 430A Information. The term "Prospectus" as used in this Agreement shall mean either (i) the prospectus relating to the Common Shares in the form in which it is first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, (ii) if no filing pursuant to Rule 424(b) of the Rules and Regulations is required, shall mean the form of final prospectus included in the Registration Statement at the time such registration statement becomes effective or (iii) if a Term Sheet is used, the Term Sheet in the form in which it is first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, together with the Preliminary Prospectus included in the Registration Statement at the time it becomes effective. The term "Rule 430A Information" means information with respect to the Common Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A of the Rules and Regulations.

          (b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus, and each Preliminary Prospectus has conformed in all material respects to the requirements of the Act and the Rules and Regulations and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and at the time the Registration Statement becomes effective, and at all times subsequent thereto up to and including each Closing Date hereinafter mentioned, the Registration Statement and the Prospectus, and any amendments or supplements thereto, will contain all material statements and information required to be included therein by the Act and the Rules and Regulations and will in all material respects conform to the requirements of the Act and the Rules and Regulations, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto, as of its respective date, did or will include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, no representation or warranty contained in this subsection 2(b) shall be applicable to information contained in or omitted from any Preliminary Prospectus, the Registration Statement, the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter specifically for use in the preparation thereof.

          (c) The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Registration Statement. The Company and each of its subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation with full power and authority (corporate and other) to own and lease their respective properties and conduct their respective businesses as described in the Prospectus; the Company and each of its subsidiaries are in possession of and operating in compliance with all authorizations, licenses, permits, consents, certificates and orders material to the conduct of their respective businesses, all of which are valid and in full force and effect. The Company and each of its subsidiaries are duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the ownership or leasing of properties or the conduct of their respective businesses requires such qualification, except for jurisdictions in which the failure to so qualify would not have a material adverse effect upon the Company and its subsidiaries, considered as one entity; and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification. All of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.

          (d) The Company has an authorized and outstanding capital stock as set forth under the heading "Capitalization" in the Prospectus; the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and conform to the description thereof contained in the Prospectus.

     Except as disclosed in or contemplated by the Prospectus and the financial statements of the Company, and the related notes thereto, included in the Prospectus, neither the Company nor any of its subsidiaries has outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

          (e) The Common Shares to be sold by the Company have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and will conform to the description thereof contained in the Prospectus. No preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Common Shares by the Company pursuant to this Agreement. No shareholder of the Company has any right which has not been waived to require the Company to register the sale of any shares owned by such shareholder under the Act in the public offering contemplated by this Agreement. No further approval or authority of the shareholders or the Board of Directors of the Company will be required for the transfer and sale of the Common Shares to be sold by the Selling Shareholders or the issuance and sale of the Common Shares to be sold by the Company as contemplated herein.

          (f) The Company has full legal right, and corporate power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company in accordance with its terms, except as enforceability may be limited by general principles of equity, bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights and except for provisions relating to indemnity or contribution for liabilities arising under the Act. The execution and performance of this Agreement by the Company and the consummation of the transactions herein contemplated
     (i) will not violate any provisions of the articles of incorporation or bylaws of the Company or any of its subsidiaries and (ii) will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company, any of its subsidiaries or any of the property or assets of the Company or any of its subsidiaries. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for compliance with the Act, the Blue Sky laws applicable to the public offering of the Common Shares by you and the clearance of such offering with the National Association of Securities Dealers, Inc. (the "NASD").

          (g) Deloitte & Touche LLP and Arthur Anderson LLP, who have expressed their opinion with respect to certain financial statements and schedules filed with the Commission as a part of the Registration Statement and included in the Prospectus and in the Registration Statement, are independent accountants as required by the Act and the Rules and Regulations.

          (h) The historical and pro forma financial statements and schedules of the Company and the related notes thereto filed as a part of the Registration Statement or included in the Prospectus comply as to form in all material respects with the requirements of the Securities Act and present fairly the financial position of the Company and its subsidiaries as of the respective dates of such financial statements and schedules, and the results of operations and changes in financial position of the Company and its subsidiaries for the respective periods covered thereby. Such statements, schedules and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis as certified by Deloitte & Touche LLP. The pro forma financial statements have been prepared on a basis consistent with the historical statements, except for the pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis and present fairly the historical and proposed transactions contemplated by the Prospectus and this Agreement. The other financial statements and schedules and the related notes thereto filed as a part of the Registration Statement or included in the Prospectus comply as to form in all material respects with the requirements of the Securities Act and present fairly the financial position of the entities purported to be shown thereby as of the respective dates of such financial statements and schedules, and the results of operations and changes in financial position of the entities purported to be shown thereby for the respective periods covered thereby. No additional financial statements or schedules are required to be included in the Registration Statement. The historical selected financial data and pro forma financial data set forth in the Prospectus under the captions "Capitalization" and "Selected Financial Data," fairly present the information set forth therein on the basis stated in the Registration Statement.

          (i) Neither the Company nor any of its subsidiaries is in violation or default of any provision of its articles of incorporation or bylaws or in breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties may be bound or affected, nor any provision of any judgment, decree or order against the Company or any of its subsidiaries, except where such breach or default would not materially adversely affect the Company and its subsidiaries, considered as one entity.

          (j) There are no contracts or other documents required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations which have not been described or filed as required. The descriptions of the contracts described in the Prospectus are accurate and complete; all such contracts are in full force and effect on the date hereof, and none of the Company, its subsidiaries or, to the best of the Company's knowledge, any other party is in breach of or default under any of such contracts.

          (k) There are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened to which the Company or any of its subsidiaries is or may be a party or of which property owned or leased by the Company or any of its subsidiaries is or may be the subject, or related to environmental or discrimination matters, which actions, suits or proceedings might, individually or in the aggregate, prevent or adversely affect the transactions contemplated by this Agreement or result in a material adverse change in the condition (financial or otherwise), properties, business, results of operations or prospects of the Company and its subsidiaries, considered as one entity, and no labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the best of the Company's knowledge, is imminent which might be expected to affect adversely such condition, properties, business, results of operations or prospects. Neither the Company nor any of its subsidiaries is a party or subject to the provisions of any injunction, judgment, decree or order of any court regulatory body, administrative agency or other governmental body.

          (l) The Company and each of its subsidiaries have good and marketable title to all the properties and assets reflected as owned in the financial statements hereinabove described (or elsewhere in the Prospectus), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (i) those, if any, reflected in such financial statements (or elsewhere in the Prospectus), or (ii) those which are in the aggregate not material in amount to the Company and its subsidiaries, considered as one entity, and do not adversely affect the use made and proposed to be made of such property by the Company or such subsidiary. The Company and each of its subsidiaries hold their respective leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to the business of the Company and its subsidiaries, considered as one entity. Except as disclosed in the Prospectus, the Company and each of its subsidiaries own or lease all such properties as are necessary to the operations of the Company and its subsidiaries as now conducted or as proposed to be conducted.

          (m) Since the respective dates as of which information is given in the Registration Statement and Prospectus, and except as described in or specifically contemplated by the Prospectus: (i) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any material verbal or written agreement or other transaction which is not in the ordinary course of business or which could result in a material reduction in the future earnings of the Company and its subsidiaries, considered as one entity; (ii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance; (iii) neither the Company nor any of its subsidiaries has paid or declared any dividends or other distributions with respect to its capital stock and neither the Company nor any of its subsidiaries is in default in the payment of principal or interest on any outstanding debt obligations; (iv) there has not been any change in the capital stock (other than upon the sale of the Common Shares hereunder and upon the exercise of options described in the Registration Statement) or indebtedness material to the Company and its subsidiaries (other than in the ordinary course of business); and (v) there has not been any material adverse change in the condition (financial or otherwise), business, properties, results of operations or prospects of the Company and its subsidiaries, considered as one entity.

          (n) Except as disclosed in or specifically contemplated by the Prospectus, (i) the Company and each of its subsidiaries have sufficient trademarks, trade names, patent rights, mask works, copyrights, licenses, approvals and governmental authorizations to conduct their respective businesses as now conducted; (ii) the expiration of any trademarks, trade names, patent rights, mask works, copyrights, licenses, approvals or governmental authorizations would not have a material adverse effect on the condition (financial or otherwise), business, results of operations or prospects of the Company and its subsidiaries, considered as one entity; and (iii) the Company has no knowledge of any material infringement by it or any of its subsidiaries of trademark, trade name rights, patent rights, mask works, copyrights, licenses, trade secret or other similar rights of others, and there is no claim being made against the Company or any of its subsidiaries regarding trademark, trade name, patent, mask work, copyright, license, trade secret or other infringement which could have a material adverse effect on the condition (financial or otherwise), business, results of operations or prospects of the Company or any of its subsidiaries.

          (o) Neither the Company nor any of its subsidiaries has been advised, or has any reason to believe, that it is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business (whether U.S. or foreign), including, without limitation, all applicable local, state, federal and foreign environmental laws and regulations; except where failure to be so in compliance would not materially adversely affect the condition (financial or otherwise), business, results of operations or prospects of the Company and its subsidiaries, considered as one entity.

          (p) The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes shown as due thereon, and, except as disclosed in a disclosure schedule provided by the Company to you, the Company has no knowledge of any tax deficiency which has been or might be asserted or threatened against the Company or any of its subsidiaries which could materially and adversely affect the business, operations or properties of the Company and its subsidiaries, considered as one entity.

          (q) The Company is not, and upon receipt and pending application of the net proceeds from the sale of the Common Stock in the manner described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (r) The Company has not distributed and will not distribute prior to the First Closing Date any offering material in connection with the offering and sale of the Common Shares other than the Prospectus, the Registration Statement and the other materials permitted by the Act.

          (s) The Company and each of its subsidiaries maintain insurance of the types and in the amounts generally deemed adequate for their respective businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

          (t) To the best of the Company's knowledge after due inquiry, neither the Company nor any of its subsidiaries has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

          (u) The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Shares.

          (v) The Common Shares have been approved for listing on the Nasdaq National Market, subject to notice of issuance.

          (w) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba in violation of Section 517.075 of the Florida Statutes.

     SECTION 3.   Representations, Warranties and Covenants of the Selling
                  --------------------------------------------------------
Shareholder.
-----------

          (a) The Selling Shareholder represents and warrants to, and agrees with, you that:

               (i) Such Selling Shareholder has, and on the First Closing Date hereinafter mentioned will have, good and marketable title to the Common Shares proposed to be sold by such Selling Shareholder hereunder on such Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver such Common Shares hereunder, free and clear of all voting trust arrangements, liens, encumbrances, equities, security interests, restrictions and claims whatsoever; and upon delivery of and payment for such Common Shares hereunder, the Underwriters will acquire good and marketable title thereto, free and clear of all liens, encumbrances, equities, claims, restrictions, security interests, voting trusts or other defects of title whatsoever.

               (ii) Such Selling Shareholder has executed and delivered a Power of Attorney and caused to be executed and delivered on its behalf a Custody Agreement (hereinafter collectively referred to as the "Shareholders Agreement"), and in connection herewith such Selling Shareholder further represents, warrants and agrees that such Selling Shareholder has deposited in custody, under the Shareholders Agreement, with the agent named therein (the "Agent") as custodian, certificates in negotiable form for the Common Shares to be sold hereunder by such Selling Shareholder, for the purpose of further delivery pursuant to this Agreement. Such Selling Shareholder agrees that the Common Shares to be sold by such Selling Shareholder on deposit with the Agent are subject to the interests of the Company and the Underwriters, that the arrangements made for such custody are to that extent irrevocable, and that the obligations of such Selling Shareholder hereunder shall not be terminated, except as provided in this Agreement or in the Shareholders Agreement, by any act of such Selling Shareholder, by operation of law, by the death or incapacity of such Selling Shareholder or by the occurrence of any other event. If the Selling Shareholder should die or become incapacitated, or if any other event should occur, before the delivery of the Common Shares hereunder, the documents evidencing Common Shares then on deposit with the Agent shall be delivered by the Agent in accordance with the terms and conditions of this Agreement as if such death, incapacity or other event had not occurred, regardless of whether or not the Agent shall have received notice thereof. This Agreement and the Shareholders Agreement have been duly executed and delivered by or on behalf of such Selling Shareholder and the form of such Shareholders Agreement has been delivered to you.

               (iii) The performance of this Agreement and the Shareholders Agreement and the consummation of the transactions contemplated hereby and by the Shareholders Agreement will not result in a breach or violation by such Selling Shareholder of any of the terms or provisions of, or constitute a default by such Selling Shareholder under, any indenture, mortgage, deed of trust, trust (constructive or other), loan agreement, lease, franchise, license or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder or any of its properties is bound, any statute, or any judgment, decree, order, rule or regulation of any court or governmental agency or body applicable to such Selling Shareholder or any of its properties.

               (iv) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Shares.

               (v) Each Preliminary Prospectus and the Prospectus, insofar as it has related to such Selling Shareholder, has conformed in all material respects to the requirements of the Act and the Rules and Regulations and has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made; and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, in each case as it relates to such Selling Shareholder, will include any untrue statement of a material fact or to omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Should such Selling Shareholder become aware that either the Registration Statement or the Prospectus or any amendment or supplement thereto, as it relates to the Selling Shareholder, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, the Selling Shareholder will promptly advise you thereof.

               (vi) Such Selling Shareholder is not aware that any of the representations or warranties made by the Company and set forth in
          Section 2 above is untrue or inaccurate.

          (b) The Selling Shareholder agrees with the Company and the Underwriters not to offer to directly or indirectly sell, sell, contract to sell, pledge, grant any rights with respect to or otherwise dispose of any shares of Common Stock or securities convertible into or exchangeable for any shares of Common Stock, for a period of 90 days after the first date that any of the Common Shares are released by you for sale to the public, without the prior written consent of Montgomery Securities, which consent may be withheld at the sole discretion of Montgomery Securities.

     SECTION 4.   Representations and Warranties of the Underwriters.  The
                  --------------------------------------------------
Underwriters represent and warrant to the Company that the information set forth
(i) on the cover page of the

Prospectus with respect to price, underwriting discounts and commissions and terms of offering, (ii) with respect to stabilization and overallotment set forth on the inside cover page of the Prospectus and (iii) under "Underwriting" in the Prospectus was furnished to the Company by and on behalf of the Underwriters for use in connection with the preparation of the Registration Statement and the Prospectus and is correct in all material respects.

     SECTION 5.   Purchase, Sale and Delivery of Common Shares.  On the basis of
                  --------------------------------------------
the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, (i) the Company agrees to issue and sell to the Underwriters 2,000,000 of the Firm Common Shares and (ii) the Selling Shareholder agrees to sell to the Underwriters an aggregate of 200,000 of the Firm Common Shares. The Underwriters agree, severally and not jointly, to purchase from the Company and the Selling Shareholder, respectively, the number of Firm Common Shares described below. The purchase price per share to be paid by the Underwriters to the Company and to the Selling Shareholder, respectively, shall be $_________ per share.

     The obligation of each Underwriter to the Company shall be to purchase from the Company that number of full shares which (as nearly as practicable, as determined by you) bears to 2,000,000 the same proportion as the number of shares set forth opposite the name of such Underwriter in Schedule A hereto bears to the total number of Firm Common Shares. The obligation of each Underwriter to the Selling Shareholder shall be to purchase from the Selling Shareholder that number of full shares which (as nearly as practicable, as determined by you) bears to 200,000 the same proportion as the number of shares set forth opposite the name of such Underwriter in Schedule A hereto bears to the total number of Firm Common Shares.

     Delivery of certificates for the Firm Common Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Montgomery Securities, 600 Montgomery Street, San Francisco, California (or such other place as may be agreed upon by the Company and the Underwriters) at such time and date, not later than the third (or, if the Firm Common Shares are priced, as contemplated by Rule 15c6-1(c) under the Securities Exchange Act of 1934, after 4:30 p.m. Washington D.C. time, the fourth) full business day following the first date that any of the Common Shares are released by you for sale to the public, as you shall designate by at least 48 hours prior notice to the Company (the "First Closing Date"); provided, however, that if the Prospectus is at any time prior to the First Closing Date recirculated to the public, the First Closing Date shall occur upon the later of the third or fourth, as the case may be, full business day following the first date that any of the Common Shares are released by you for sale to the public or the date that is 48 hours after the date that the Prospectus has been so recirculated.

     Delivery of certificates for the Firm Common Shares shall be made by or on behalf of the Company and the Selling Shareholder to you, for your respective accounts with respect to the Firm Common Shares to be sold by the Company and by the Selling Shareholder against payment by you, for your respective accounts of the purchase price therefor by certified or official bank checks payable in immediately available funds to the order of the Company and of the Agent in proportion to the number of Firm Common Shares to be sold by the Company and the Selling Shareholder, respectively. The certificates for the Firm Common Shares shall be registered in such names and denominations as you shall have requested at least two full business days prior to the First Closing Date, and shall be made available for checking and packaging on the business day preceding the First Closing Date at such location in New York, New York as may be designated by you. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

     In addition, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Selling Shareholder hereby grant an option to the Underwriters to purchase, severally and not jointly, up to an aggregate of 280,000 and 50,000 Optional Common Shares, respectively, at the purchase price per share to be paid for the Firm Common Shares, for use solely in covering any over-allotments made by you for the account of the Underwriters in the sale and distribution of the Firm Common Shares. If the Underwriters exercise such option, the Company agrees to sell to the Underwriters an aggregate of 280,000 Optional Common Shares and the Selling Shareholder agrees to sell to the Underwriters in the respective amounts set forth in Schedule B attached hereto, an aggregate of 50,000 Optional Common Shares. If the option granted hereby is exercised in part, the respective number of Optional Common Shares to be sold by the Company and the Selling Shareholder shall be determined on a pro rata basis in the same proportion as (x) the number of Optional Common Shares that the Company or such Selling Shareholder would have sold had the option been exercised in whole bears to (y) the total number of Optional Common Shares that would have been sold had the option been exercised in whole, with such adjustments made by you as are necessary to avoid fractional shares. The option granted hereunder may be exercised at any time (but not more than once) within 30 days after the first date that any of the Common Shares are released by you for sale to the public, upon notice by you to the Company and the Selling Shareholder setting forth the aggregate number of Optional Common Shares as to which the Underwriters are exercising the option, the names and denominations in which the certificates for such shares are to be registered and the time and place at which such certificates will be delivered. Such time of delivery (which may not be earlier than the First Closing Date), being herein referred to as the "Second Closing Date," shall be determined by you, but if at any time other than the First Closing Date shall not be earlier than three nor later than four full business days after delivery of such notice of exercise. The number of Optional Common Shares to be purchased by each Underwriter shall be determined by multiplying the number of Optional Common Shares to be sold by the Company and the Selling Shareholder pursuant to such notice of exercise by a fraction, the numerator of which is the number of Firm Common Shares to be purchased by such Underwriter as set forth opposite its name in Schedule A and the denominator of which is the total number of Firm Common Shares (subject to such adjustments to eliminate any fractional share purchases as you in your discretion may make). Certificates for the Optional Common Shares will be made available for checking and packaging on the business day preceding the Second Closing Date at such location in New York, New York as may be designated by you. The manner of payment for and delivery of the Optional Common Shares shall be the same as for the Firm Common Shares purchased from the Company and the Selling Shareholder as specified in the two preceding paragraphs. At any time before lapse of the option, you may cancel such option by giving written notice of such cancellation to the Company and the Selling Shareholder. If the option is cancelled or expires unexercised in whole or in part, the Company will deregister under the Act the number of Optional Common Shares as to which the option has not been exercised.

     Subject to the terms and conditions hereof, you propose to make a public offering of their respective portions of the Common Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and at the public offering price set forth on the cover page of and on the terms set forth in the final prospectus, if one is used, or on the first page of the Term Sheet, if one is used.

     Not later than 4:00 p.m. on the business day following the date the Common Shares are released by you for sale to the public, the Company shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as you shall request.

     SECTION 6.   Covenants of the Company.  The Company covenants and agrees
                  ------------------------
that:

          (a) The Company will use its best efforts to cause the Registration Statement and any amendment thereof, if not effective at the time and date that this Agreement is executed and delivered by the parties hereto, to become effective. If the Registration Statement has become or becomes effective pursuant to Rule 430A of the Rules and Regulations, or the filing of the Prospectus is otherwise required under Rule 424(b) of the Rules and Regulations, the Company will file the Prospectus, properly completed, pursuant to the applicable paragraph of Rule 424(b) of the Rules and Regulations within the time period prescribed and will provide evidence satisfactory to you of such timely filing. The Company will promptly advise you in writing (i) of the receipt of any comments of the Commission,
     (ii) of any request of the Commission for amendment of or supplement to the Registration Statement (either before or after it becomes effective), any Preliminary Prospectus or the Prospectus or for additional information,
     (iii) when the Registration Statement shall have become effective, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order as soon as practicable. The Company will not file any amendment or supplement to the Registration Statement (either before or after it becomes effective), any Preliminary Prospectus or the Prospectus of which you have not been furnished with a copy a reasonable time prior to such filing or to which you reasonably object or which is not in compliance with the Act and the Rules and Regulations.

          (b) The Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or the Prospectus which in your judgment may be necessary or advisable to enable you to continue the distribution of the Common Shares and will use its best efforts to cause the same to become effective as promptly as possible. The Company will fully and completely comply with the provisions of Rule 430A of the Rules and Regulations with respect to information omitted from the Registration Statement in reliance upon such Rule.

          (c) Within the time during which a prospectus relating to the Common Shares is, in the opinion of counsel for the Underwriters or counsel for the Company, required under the Act to be delivered in connection with sales by an Underwriter or dealer, the Company will comply as far as it is able with all requirements imposed upon it by the Act and by the Rules and Regulations, as from time to time are in force, so far as necessary to permit the continuance of sales of or dealings in the Common Stock as contemplated by the provisions hereof and the Prospectus. If during such period any event occurs, as a result of which the Prospectus, as then amended or supplemented would include an untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Act, the Company will promptly notify you and will amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such statement or omission or effect such compliance.

          (d) As soon as practicable, but not later than 45 days after the end of the first quarter ending after one year following the "effective date of the Registration Statement" (as defined in Rule 158(c) of the Rules and Regulations), the Company will make generally available to its security holders an earnings statement (which need not be audited) covering a period of 12 consecutive months beginning after the effective date of the Registration Statement which will satisfy the provisions of the last paragraph of Section 11(a) of the Act.

          (e) During such period as a prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, the Company, at its expense, but only for the nine-month period referred to in
     Section 10(a)(3) of the Act, will furnish to you or mail to your order copies of the Registration Statement, the Prospectus, the Preliminary Prospectus and all amendments and supplements to any such documents in each case as soon as available and in such quantities as you and the Selling Shareholder may request, for the purposes contemplated by the Act.

          (f) The Company shall cooperate with you and your counsel in order to qualify or register the Common Shares for sale under (or obtain exemptions from the application of) the Blue Sky laws of such jurisdictions as you designate, will comply with such laws and will continue such qualifications, registrations and exemptions in effect so long as reasonably required for the distribution of the Common Shares. The Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise you promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Common Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification registration or exemption, the Company, with your cooperation, will use its best efforts to obtain the withdrawal thereof.

          (g) During the period of five years hereafter, the Company will furnish to the Underwriters: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its Common Stock.

          (h) During the period of 90 days after the first date that any of the Common Shares are released by you for sale to the public, without the prior written consent of Montgomery Securities or each of you, acting jointly, (which consent may be withheld at the sole discretion of Montgomery Securities or you, as the case may be), the Company will not, other than in connection with an acquisition by the Company (provided that any securities issued in connection therewith are subject to the restrictions provided in
     Section 8(c)(vii) hereof for the remainder of such 90 day period) or pursuant to an exercise of outstanding stock options or the grant or issuance of options or shares pursuant to stock plans disclosed in the Prospectus, issue, offer, sell, grant options to purchase or otherwise dispose of any of the Company's equity securities or any other securities convertible into or exchangeable with its Common Stock or other equity security.

          (i) The Company will apply the net proceeds of the sale of the Common Shares sold by it substantially in accordance with its statements under the caption "Use of Proceeds" in the Prospectus.

          (j) The Company will use its best efforts to qualify or register its Common Stock for sale in non-issuer transactions under (or obtain exemptions from the application of) the Blue Sky laws of the State of California (and thereby permit market making transactions and secondary trading in the Company's Common Stock in California), will comply with such Blue Sky laws, and will continue such qualifications, registrations and exemptions in effect for a period of five years after the date hereof.

          (k) The Company will use its best efforts to list the Common Stock as a national market system security on the Nasdaq National Market.

     You may, in your sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

     SECTION 7.   Payment of Expenses.  Whether or not the transactions
                  -------------------
contemplated hereunder are consummated or this Agreement becomes effective or is terminated, the Company and, unless otherwise paid by the Company, the Selling Shareholder, agree to pay in such proportions as they may agree among themselves all costs, fees and expenses incurred in connection with the performance of their obligations hereunder and in connection with the transactions contemplated hereby, including without limiting the generality of the foregoing, (i) all expenses incident to the issuance and delivery of the Common Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Common Shares to the Underwriters, (iv) all fees and expenses of the Company's counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Preliminary Prospectus and the Prospectus, and all amendments and supplements thereto, this Agreement, the Agreement Among UnderwriterS, the Selected Dealers Agreement, the Underwriters' Questionnaire, the Underwriters' Power of Attorney and the Blue Sky memorandum, (vi) all filing fees, attorneys' fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Common Shares for offer and sale under the Blue Sky laws, (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, the NASD's review and approval of the Underwriters' participation in the offering and distribution of the Common Shares, (viii) the fees and expenses associated with listing the Common Shares on the Nasdaq National Market, and
(ix) all other fees, costs and expenses referred to in Item 13 of Part II of the Registration Statement. The Underwriters may deem the Company to be the primary obligor with respect to all costs, fees and expenses to be paid by the Company and by the Selling Shareholder. Except as provided in this Section 7, Section 9 and Section 11 hereof, the Underwriters shall pay all of their own expenses, including the fees and disbursements of their counsel (excluding those relating to qualification registration or exemption under the Blue Sky laws and the Blue Sky memorandum referred to above). This Section 7 shall not affect any agreements relating to the payment of expenses between the Company and the Selling Shareholder.

     SECTION 8.   Conditions of the Obligations of the Underwriters.  The
                  -------------------------------------------------
obligations of the Underwriters to purchase and pay for the Firm Common Shares on the First Closing Date and the Optional Common Shares on the Second Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholder herein set forth as of the date hereof and as of the First Closing Date or the Second Closing Date, as the case may be, to the accuracy of the statements of Company officers and the Selling Shareholder made pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholder of their respective obligations hereunder, and to the following additional conditions:

          (a) The Registration Statement shall have become effective not later than 5:00 p.m. (or, in the case of a registration statement filed pursuant to Rule 462(b) of the Rules and Regulations relating to the Common Shares, not later than 10 p.m.), Washington, D.C. Time, on the date of this Agreement, or at such later time as shall have been consented to by you; if the filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b) of the Rules and Regulations, the Prospectus shall have been filed in the manner and within the time period required by Rule 424(b) of the Rules and Regulations; and prior to such Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, the Selling Shareholder or you, shall be contemplated by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement, or otherwise, shall have been complied with to your satisfaction.

          (b) You shall be satisfied that since the respective dates as of which information is given in the Registration Statement and Prospectus, (i) there shall not have been any change in the capital stock (other than pursuant to the exercise of outstanding options or the grant or issuance of options or shares pursuant to stock plans disclosed in the Prospectus) of the Company or any of its subsidiaries or any material change in the indebtedness (other than in the ordinary course of business) of the Company or any of its subsidiaries, (ii) except as set forth or contemplated by the Registration Statement or the Prospectus, no material verbal or written agreement or other transaction shall have been entered into by the Company or any of its subsidiaries, which is not in the ordinary course of business or which could result in a material reduction in the future earnings of the Company and its subsidiaries, considered as one entity, (iii) no loss or damage (whether or not insured) to the property of the Company or any of its subsidiaries shall have been sustained which materially and adversely affects the condition (financial or otherwise), business, results of operations or prospects of the Company and its subsidiaries, considered as one entity, (iv) no legal or governmental action, suit or proceeding affecting the Company or any of its subsidiaries which is material to the Company and its subsidiaries, considered as one entity, or which affects or may affect the transactions contemplated by this Agreement shall have been instituted or threatened and (v) there shall not have been any material change in the condition (financial or otherwise), business, management, results of operations or prospects of the Company and its subsidiaries, considered as one entity, which makes it impractical or inadvisable in your judgment to proceed with the public offering or purchase the Common Shares as contemplated hereby.

          (c) There shall have been furnished to you, as Underwriters, on each Closing Date, in form and substance satisfactory to you, except as otherwise expressly provided below:

               (i) An opinion of Riordan & McKinzie, counsel for the Company and the Selling Shareholder, addressed to you and dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

                     (1) The Company and each of its subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business as a foreign corporation and are in good standing in all other jurisdictions where the ownership or leasing of their respective properties or the conduct of their respective businesses requires such qualification, except for jurisdictions in which the failure to so qualify would not have a material adverse effect on the Company and its subsidiaries, considered as one entity, and have full corporate power and authority to own their respective properties and conduct their respective businesses as described in the Registration Statement;

                     (2) The Common Shares have been approved for listing on the
               Nasdaq National Market, subject to notice of issuance;

                     (3) The certificates evidencing the Common Shares to be
               delivered hereunder are in due and proper form under California law, and when duly countersigned by the Company's transfer agent and registrar, and delivered to you or upon your order against payment of the agreed consideration therefor in accordance with the provisions of this Agreement, the Common Shares delivered by the Company represented thereby will be duly authorized and validly issued, fully paid and nonassessable, and will conform in all respects to the description thereof contained in the Prospectus;

                     (4) (a) The Registration Statement has become effective under the Act, and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or preventing the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission; any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules and Regulations has been made in the manner and within the time period required by such Rule 424(b);

                         (b) The Registration Statement as of its effective
               date, the Prospectus and each amendment or supplement thereto at the time it became effective (except for the financial statements, schedules, pro forma and other financial and statistical data included therein and the exhibits to the Registration Statement as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Rules and Regulations;

                         (c) To the best of such counsel's knowledge, there are
               no franchises, leases, contracts, agreements or documents of a character required to be disclosed in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not disclosed or filed, as required;

                     (5) The Company has full corporate right, power and
               authority to enter into this Agreement and to sell and deliver the Common Shares to be sold by it to the several Underwriters; this Agreement has been duly and validly authorized by all necessary corporate action by the Company, has been duly and validly executed and delivered by and on behalf of the Company, and is a valid and binding agreement of the Company enforceable in accordance with its terms, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and except as to those provisions relating to indemnity or contribution for liabilities arising under the Act, as to which no opinion need be expressed; and no approval, authorization, order, consent, registration, filing, qualification, license or permit of or with any court, regulatory, administrative or other governmental body is required for the execution and delivery of this Agreement by the Company or the consummation of the transactions contemplated by this Agreement, except such as have been obtained and are in full force and effect under the Act and such as may be required under applicable Blue Sky laws in connection with the purchase and distribution of the Common Shares by the Underwriters and the clearance of such offering with the NASD;

                     (6) The execution and performance of this Agreement and the consummation of the transactions herein contemplated will not conflict with, result in the breach of, or constitute, either by itself or upon notice or the passage of time or both, a default under, any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument known to such counsel to which the Company or any of its subsidiaries is a party or may be bound or by which any of the property of the Company or any of its subsidiaries may be subject and which is material to the Company and its subsidiaries, considered as one entity, or violate any of the provisions of the articles of incorporation or bylaws, or other organizational documents, of the Company or any of its subsidiaries or, so far as is known to such counsel, violate any statute, judgment, decree, order, rule or regulation of any court or governmental body having jurisdiction over the Company or any of its subsidiaries or any of the property of the Company or any of its subsidiaries;

                     (7) To the best of such counsel's knowledge, no holders of securities of the Company have rights which have not been waived to the registration of shares of Common Stock or other securities, because of the filing of the Registration Statement by the Company or the offering contemplated hereby;

                     (8) To the best of such counsel's knowledge, this Agreement and the Shareholders Agreement have been duly authorized, executed and delivered by or on behalf of the Selling Shareholder; the Agent has been duly and validly authorized to act as the custodian of the Common Shares to be sold by each such Selling Shareholder; and the performance of this Agreement and the Shareholders Agreement and the consummation of the transactions herein contemplated by the Selling Shareholder will not result in a breach of, or constitute a default under, any indenture, mortgage, deed of trust, trust (constructive or other), loan agreement, lease, franchise, license or other agreement or instrument known to such counsel to which the Selling Shareholder is a party or by which the Selling Shareholder or any of properties may be bound, or violate any statute, judgment, decree, order, rule or regulation known to such counsel of any court or governmental body having jurisdiction over the Selling Shareholder or any of their properties; and to the best of such counsel's knowledge, no approval, authorization, order or consent of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the Shareholders Agreement or the consummation by the Selling Shareholder of the transactions contemplated by this Agreement or the Shareholders Agreement, except such as have been obtained and are in full force and effect under the Act and such as may be required under the rules of the NASD and applicable Blue Sky laws;

                     (9) To the best of such counsel's knowledge, the Selling
               Shareholder has full right, power, and authority to enter into this Agreement and the Shareholder Agreement and to sell, transfer and deliver the Common Shares to be sold on such Closing Date by the Selling Shareholder hereunder and good and marketable title to such Common Shares so sold, free and clear of all liens, encumbrances, equities, claims, restrictions, security interests, voting trusts, or other defects of title whatsoever, has been transferred to the Underwriters (whom counsel may assume to be bona fide purchasers) who have purchased such Common Shares hereunder; and

                     (10) To the best of such counsel's knowledge, this
               Agreement and the Shareholders Agreement are valid and binding agreements of the Selling Shareholder enforceable in accordance with their terms except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and except with respect to those provisions relating to indemnities or contributions for liabilities under the Act, as to which no opinion need be expressed.

                     (11) The authorized, issued and outstanding capital stock
               of the Company is as set forth under the caption "Capitalization" in the Prospectus as of the date set forth therein; all necessary and proper corporate proceedings have been taken in order to authorize validly such authorized Common Stock; all outstanding shares of Common Stock (including the Firm Common Shares and any Optional Common Shares) have been duly and validly issued, are fully paid and nonassessable, have been issued in compliance with federal and state securities laws, were not issued in violation of or subject to any preemptive rights or, to the best of such counsel's knowledge, other rights to subscribe for or purchase any securities and conform to the description thereof contained in the Prospectus; except as described in the Prospectus, there are no preemptive or, to the best of such counsel's knowledge, other rights to subscribe for or purchase any of the Common Shares to be sold by the Company hereunder;

                     (12) When the certificates representing the Common Shares
               have been duly countersigned by the Company's transfer agent and registrar, and delivered to the Underwriters or upon the order of the Underwriters against payment of the agreed consideration therefor in accordance with the provisions of this Agreement, the Common Shares delivered by the Company represented thereby, to the best of such counsel's knowledge, will not have been issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities.

                     (13) Except as disclosed in or specifically contemplated by the Prospectus, to the best of such counsel's knowledge, there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company;

                     (14) To the best of such counsel's knowledge, there are no legal or governmental actions, suits or proceedings pending or threatened against the Company or any of its subsidiaries which are required to be described in the Prospectus which are not described as required; and

                     (15) Neither the Company nor any of its subsidiaries is in violation or default of any provision of its articles of incorporation or bylaws or, to the best of such counsel's knowledge, in breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or any of the property of the Company or any of its subsidiaries may be subject and which is material to the Company and its subsidiaries, considered as one entity, nor any provision of any judgment, decree or order against the Company or any of its subsidiaries known to such counsel, except where such breach or default would not materially adversely affect the Company and its subsidiaries, considered as one entity; and, to the best of such counsel's knowledge, the Company and each of its subsidiaries are in compliance with all laws, rules, regulations and statutes of any court or jurisdiction to which they are subject except where noncompliance would not materially adversely affect the Company and its subsidiaries, considered as one entity.

          In rendering such opinion, such counsel may rely on opinions of counsel to the Selling Shareholder and as to matters of fact, on certificates of the Selling Shareholder and of officers of the Company and of governmental officials, in which case their opinion is to state that they are so doing and that the Underwriters are justified in relying on such opinions or certificates and copies of said opinions or certificates are to be attached to the opinion. Such counsel shall also include a statement to the effect that no facts have come to such counsel's attention that would lead such counsel to believe that either at the effective date of the Registration Statement or at the applicable Closing Date the Registration Statement or the Prospectus, or any such amendment or supplement, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading (excluding financial statements, schedules, pro forma and other financial and statistical data contained therein).

               (ii) Such opinion or opinions of Latham & Watkins, counsel for the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, with respect to the incorporation of the Company, the sufficiency of all corporate proceedings and other legal matters relating to this Agreement, the validity of the Common Shares, the Registration Statement and the Prospectus and other related matters as you may reasonably require, and the Company and the Selling Shareholder shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they may reasonably request for the purpose of enabling them to pass upon such matters. In connection with such opinions, such counsel may rely on representations or certificates of officers of the Company and governmental officials.

               (iii) A certificate of the Company executed by the Chairman of the Board or President and the chief financial or accounting officer of the Company, dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

                     (1) The representations and warranties of the Company set
               forth in Section 2 of this Agreement are true and correct as of the date of this Agreement and as of the First Closing Date or the Second Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied on or prior to such Closing Date;

                     (2) To the best of such officers' knowledge, the Commission has not issued any order preventing or suspending the use of the Prospectus or any Preliminary Prospectus filed as a part of the Registration Statement or any amendment thereto; to the best of such officers' knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued; and to the best of such officers' knowledge, no proceedings for that purpose have been instituted or are pending or contemplated under the Act;

                     (3) Each of the respective signers of the certificate has
               carefully examined the Registration Statement and the Prospectus; in such officers' opinion and to the best of such officers' knowledge, the Registration Statement and the Prospectus and any amendments or supplements thereto contain all statements required to be stated therein regarding the Company; and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                     (4) Since the initial date on which the Registration
               Statement was filed, no agreement, written or oral, transaction or event has occurred which should have been set forth in an amendment to the Registration Statement or in a supplement to or amendment of any prospectus which has not been disclosed in such a supplement or amendment;

                     (5) Since the respective dates as of which information is
               given in the Registration Statement and the Prospectus, and except as disclosed in or contemplated by the Prospectus, there has not been any material adverse change or a development involving a material adverse change in the condition (financial or otherwise), business, properties, results of operations, management or prospects of the Company and its subsidiaries, considered as one entity; and no legal or governmental action, suit or proceeding is pending or, to the best of such officers' knowledge, threatened against the Company or any of its subsidiaries which is material to the Company and its subsidiaries, considered as one entity, whether or not arising from transactions in the ordinary course of business, or which may adversely affect the transactions contemplated by this Agreement; since such dates and except as so disclosed, neither the Company nor any of its subsidiaries has entered into any verbal or written agreement or other transaction which is not in the ordinary course of business or which could result in a material reduction in the future earnings of the Company and its subsidiaries, considered as one entity, or incurred any material liability or obligation, direct, contingent or indirect, made any change in its capital stock, made any material change in its short-term debt or funded debt or repurchased or otherwise acquired any of the Company's capital stock; and the Company has not declared or paid any dividend, or made any other distribution, upon its outstanding capital stock payable to stockholders of record on a date prior to the First Closing Date or Second Closing Date; and

                     (6) Since the respective dates as of which information is
               given in the Registration Statement and the Prospectus and except as disclosed in or contemplated by the Prospectus, neither the Company nor its subsidiaries has sustained a material loss or damage by strike, fire, flood, windstorm, accident or other calamity (whether or not insured).

               (iv) On the First Closing Date or the Second Closing Date, as the case may be, a certificate, dated the First Closing Date or the Second Closing Date, as the case may be, and addressed to you, signed by or on behalf of the Selling Shareholder to the effect that the representations and warranties of the Selling Shareholder in this Agreement are true and correct, as if made at and as of such First Closing Date or Second Closing Date, as the case may be, and the Selling Shareholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied prior to the First Closing Date or Second Closing Date, as the case may be.

               (v) On the date of execution of this Agreement, and also on the First Closing Date and the Second Closing Date, a letter addressed to you, as the Underwriters, from Deloitte & Touche LLP, independent accountants, the first one to be dated the date of execution of this Agreement, the second one to be dated the First Closing Date and the third one (in the event of a Second Closing) to be dated the Second Closing Date, in form and substance satisfactory to you.

               (vi) On the date of execution of this Agreement, and also on the First Closing Date and the Second Closing Date, a letter addressed to you, as the Underwriters, from Arthur Anderson LLP, independent accountants, the first one to be dated the date of execution of this Agreement, the second one to be dated the First Closing Date and the third one (in the event of a Second Closing) to be dated the Second Closing Date, in form and substance satisfactory to you.

               (vii) On or before the First Closing Date, letters from the Selling Shareholder, each holder of 5% or more of the Company's Common Stock, and each director and officer of the Company, in form and substance satisfactory to you, confirming that for a period of 90 days after the first date that any of the Common Shares are released by you for sale to the public, such holder, officer or director, as the case may be, will not offer to directly or indirectly sell, offer to sell, contract to sell, pledge, grant any rights with respect to or otherwise dispose of any shares of Common Stock (or rights to acquire such stock, including options, warrants or any other securities convertible into or exchangeable for Common Stock), without the prior written consent of Montgomery Securities, which consent may be withheld at the sole discretion of Montgomery Securities.

     All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory to you and to Latham & Watkins, counsel for the Underwriters. The Company shall furnish you with such manually signed or conformed copies of such opinions, certificates, letters and documents as you request. Any certificate signed by any officer of the Company and delivered to you or to your counsel shall be deemed to be a representation and warranty by the Company to you as to the statements made therein.

     If any condition to the Underwriters' obligations hereunder to be satisfied prior to or at the First Closing Date is not so satisfied, this Agreement at your election will terminate upon notification by you, as Underwriters to the Company and the Selling Shareholder without liability on the part of any Underwriter, the Company or the Selling Shareholder, except for the expenses to be paid or reimbursed by the Company, and the Selling Shareholder pursuant to Sections 7 and 9 hereof and except to the extent provided in Section 11 hereof.

     SECTION 9.   Reimbursement of Underwriters' Expenses.  Notwithstanding any
                  ---------------------------------------
other provisions hereof, if this Agreement shall be terminated by you pursuant to Section 8, or if the sale to the Underwriters of the Common Shares at the First Closing is not consummated because of any refusal, inability or failure on the part of the Company or the Selling Shareholder to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse you upon demand for all out-of-pocket expenses that shall have been reasonably incurred by you in connection with the proposed purchase and the sale of the Common Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, telegraph charges and telephone charges relating directly to the offering contemplated by the Prospectus. Any such termination shall be without liability of any party to any other party except that the provisions of this Section 9, Section 7 and Section 11 shall at all times be effective and shall apply.

     SECTION 10.    Effectiveness of Registration Statement. You, the Company
                    ---------------------------------------
and the Selling Shareholder will use your, its and their respective best efforts to cause the Registration Statement to become effective, to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if such stop order be issued, to obtain as soon as possible the lifting thereof.

     SECTION 11.    Indemnification.
                    ---------------

          (a) The Company and the Selling Shareholder, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act against any losses, claims, damages, liabilities or expenses, joint or several, to which such Underwriter or such controlling person may become subject, under the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company or the Selling Shareholder, as the case may be), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them not misleading (in the case of a Preliminary Prospectus or the Prospectus, in light of the circumstances in which they are made); and will reimburse each Underwriter and each such controlling person for any legal and other expenses as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling (only with the indemnifying party's written approval, as provided above), compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that neither the Company nor the Selling Shareholder will be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto (i) in reliance upon and in conformity with the information furnished to the Company by the Underwriters pursuant to Section 4 hereof or (ii) with respect to the Underwriter from whom the person asserting the loss, claim, damage or liability purchased securities, made in any Preliminary Prospectus if a copy of the Prospectus (as amended or supplemented, if the Company shall have furnished the Underwriters with such amendments or supplements thereto on a timely basis) was not delivered by or on behalf of any of the Underwriters to the person asserting the claim or action, if required by law to have been so delivered by the Underwriter seeking indemnification, at or prior to the written confirmation of the sale of the Common Shares, and it shall be finally determined by a court of competent jurisdiction, by a judgment not subject to appeal or review, that the Prospectus (as amended or supplemented) would have corrected such untrue statement or omission; and provided further that, under this Agreement, the liability of the Selling Shareholder shall not exceed the aggregate gross proceeds received by the Selling Shareholder upon the sale of the Common Shares by the Selling Shareholder to the Underwriters. The Company and the

     Selling Shareholder may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

          In addition to their other obligations under this Section 11(a), the Company and the Selling Shareholder agree that as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement, all as described in this Section 11(a), they will reimburse in the manner set forth above each Underwriter and each such controlling person on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's or the Selling Shareholder's obligation to reimburse each Underwriter and each such controlling person for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, each Underwriter and each such controlling person shall promptly return it to the Company and the Selling
     Shareholder, as the case may be, together with interest compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by Bank of America NT&SA, San Francisco, California (the "Prime Rate").
     Any such interim reimbursement payments which are not made to an Underwriter within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement will be in addition to any liability which the Company or the Selling Shareholder may otherwise have.

          (b) Each Underwriter will severally indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, the Selling Shareholder and each person, if any, who controls the Company or the Selling Shareholder within the meaning of the Act against any losses, claims, damages, liabilities or expenses to which the Company, or any such director, officer, Selling Shareholder or controlling person may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, (i) in reliance upon and in conformity with the information furnished to the Company by the Underwriters pursuant to Section 4 hereof or (ii) with respect to the Underwriter from whom the person asserting the loss, claim, damage or liability purchased securities, made in any Preliminary Prospectus if a copy of the Prospectus (as amended or supplemented, if the Company shall have furnished the Underwriters with such amendments or supplements thereto on a timely basis) was not delivered by or on behalf of any of the Underwriters to the person asserting the claim or action, if required by law to have been so delivered by the Underwriter seeking indemnification, at or prior to the written confirmation of the sale of the Common Shares, and it shall be finally determined by a court of competent jurisdiction, by a judgment not subject to appeal or review, that the Prospectus (as amended or supplemented) would have corrected such untrue statement or omission, and will reimburse the Company, or any such director, officer, Selling Shareholder or controlling person for any legal and other expense as such expenses are reasonably incurred by the Company, or any such director, officer, Selling Shareholder or controlling person in connection with investigating, defending, settling (only with the indemnifying party's written approval, as provided above), compromising or paying any such loss, claim, damage, liability, expense or action. In addition to its other obligations under this Section 11(b), each Underwriter severally agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 11(b) which relates to information furnished to the Company by the Underwriters pursuant to
     Section 4 hereof, it will reimburse the Company (and, to the extent applicable, each officer, director, Selling Shareholder or controlling person) on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters' obligation to reimburse the Company (and, to the extent applicable, each officer, director, Selling Shareholder or controlling person) for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Company (and, to the extent applicable, each officer, director, Selling Shareholder or controlling person) shall promptly return it to the Underwriters together with interest, compounded daily, determined on the basis of the Prime Rate. Any such interim reimbursement payments which are not made to the Company within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

          (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Underwriters in the case of paragraph (a), and approved by the indemnified parties in the case of paragraph (b), representing the indemnified parties who are parties to such action) or
     (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

          (d) If the indemnification provided for in this Section 11 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs (a),
     (b) or (c) in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Shareholder and the Underwriters from the offering of the Common Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Selling Shareholder and the Underwriters in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The respective relative benefits received by the Company, the Selling Shareholder and the Underwriters shall be deemed to be in the same proportion in the case of the Company and the Selling Shareholder as the proceeds received by the Company and by the Selling Shareholder, respectively, for the Common Shares sold by them to the Underwriters (net of underwriting commissions but before deducting expenses), and in the case of the Underwriters as the underwriting commissions received by them bears to the total of such amounts paid to the Company and to the Selling Shareholder and received by the Underwriters as underwriting commissions. The relative fault of the Company, the Selling Shareholder and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company, the Selling Shareholder or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in subparagraph (c) of this Section 11, any legal or other reasonable fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in subparagraph (c) of this
     Section 11 with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this subparagraph (d); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under subparagraph (c) for purposes of indemnification. The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined solely by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount of the total underwriting commissions received by such Underwriter in connection with the Common Shares underwritten by it and distributed to the public. The Selling Shareholder shall not be required to contribute any amount in excess of the aggregate gross proceeds received by the Selling Shareholder upon the sale of the Common Shares by the Selling Shareholder to the Underwriters. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 11 are several in proportion to their respective underwriting commitments and not joint.

          (e) It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in Sections 11(a) and 11(b) hereof, including the amounts of any requested reimbursement payments and the method of determining such amounts, shall be settled by arbitration conducted under the provisions of the Constitution and Rules of the Board of Governors of the New York Stock Exchange, Inc. or pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Such an arbitration would be limited to the operation of the interim reimbursement provisions contained in Sections 11(a) and 11(b) hereof and would not resolve the ultimate propriety or enforceability of the obligation to reimburse expenses which is created by the provisions of such Sections 11(a) and 11(b) hereof.

     SECTION 12.    Default of Underwriters.  It shall be a condition to this
                    -----------------------
Agreement and the obligation of the Company and the Selling Shareholder to sell and deliver the Common Shares hereunder that, except as hereinafter in this paragraph provided each of you shall purchase and pay for all the Common Shares agreed to be purchased by you hereunder upon tender to you of all such shares in accordance with the terms hereof. If any Underwriter or Underwriters default in their obligations to purchase Common Shares hereunder on either the First or Second Closing Date and the aggregate number of Common Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase on such Closing Date does not exceed 10% of the total number of Common Shares which the Underwriters are obligated to purchase on such Closing Date, the nondefaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Common Shares which such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and arrangements satisfactory to the Underwriters and the Company for the purchase of such Common Shares by other persons are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company or the Selling Shareholder, except for the expenses to be paid by the Company pursuant to Section 7 hereof and except to the extent provided in
Section 11 hereof.

     In the event that Common Shares to which a default relates are to be purchased by the non-defaulting Underwriters or by another party or parties, the Underwriters or the Company shall have the right to postpone the First or Second Closing Date, as the case may be, for not more than five business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

     SECTION 13.    Effective Date.  This Agreement shall become effective
                    --------------
immediately as to Sections 7, 9, 12, 14 and 16 and, as to all other provisions,
(i) if at the time of execution of this Agreement the Registration Statement has not become effective, at 2:00 p.m., California time, on the first full business day following the effectiveness of the Registration Statement, or (ii) if at the time of execution of this Agreement the Registration Statement has been declared effective, at 2:00 p.m., California time, on the first full business day following the date of execution of this Agreement; but this Agreement shall nevertheless become effective at such earlier time after the Registration Statement becomes effective as you may determine on and by notice to the Company or by release of any of the Common Shares for sale to the public. For the purposes of this Section 13, the Common Shares shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Common Shares or upon the release by you of telegrams (i) advising Underwriters that the Common Shares are released for public offering, or (ii) offering the Common Shares for sale to securities dealers, whichever may occur first.

     SECTION 14.    Termination.  Without limiting the right to terminate this
                    -----------
Agreement pursuant to any other provision hereof:

          (a) This Agreement may be terminated by the Company by notice to you and the Selling Shareholder or by you by notice to the Company and the Selling Shareholder at any time prior to the time this Agreement shall become effective as to all its provisions, and any such termination shall be without liability on the part of the Company or the Selling Shareholder to any Underwriter (except for the expenses to be paid or reimbursed by the Company and the Selling Shareholder pursuant to Sections 7 and 9 hereof and except to the extent provided in Section 11 hereof) or of any Underwriter to the Company or the Selling Shareholder (except to the extent provided in Section 11 hereof).

          (b) This Agreement may also be terminated by you prior to the First Closing Date by notice to the Company (i) if additional material governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange or on the American Stock Exchange or in the over the counter market by the NASD, or trading in securities generally shall have been suspended on either such Exchange or in the over the counter market by the NASD, or a general banking moratorium shall have been established by federal, New York or California authorities, (ii) if an outbreak of major hostilities or other national or international calamity or any substantial change in political, financial or economic conditions shall have occurred or shall have accelerated or escalated to such an extent, as, in your judgment, to affect adversely the marketability of the Common Shares, (iii) if any adverse event shall have occurred or shall exist which makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement or Prospectus or which is not reflected in the Registration Statement or Prospectus but should be reflected therein in order to make the statements or information contained therein not misleading in any material respect, or (iv) if there shall have been any development or prospective development involving particularly the business or properties or securities of the Company or the transactions contemplated by this Agreement, which, in your reasonable judgment, may materially and adversely affect the Company's business or earnings and makes it impracticable or inadvisable to offer or sell the Common Shares. Any termination pursuant to this subsection (b) shall be without liability on the part of any Underwriter to the Company or the Selling Shareholder or on the part of the Company or the Selling Shareholder to any Underwriter (except for expenses to be paid or reimbursed by the Company and the Selling Shareholder pursuant to Sections 7 and 9 hereof and except to the extent provided in Section 11 hereof).

     SECTION 15.    Failure of the Selling Shareholder to Sell and Deliver.  If
                    -------------------------------------------------------
the Selling Shareholder shall fail to sell and deliver to the Underwriter the Common Shares to be sold and delivered by the Selling Shareholder at the First Closing Date under the terms of this Agreement, then the Underwriters may at their option, by written notice from you to the Company and the Selling Shareholder, either (i) terminate this Agreement without any liability on the part of any Underwriter or, except as provided in Sections 7, 9 and 11 hereof, the Company or the Selling Shareholder, or (ii) purchase the shares which the Company has agreed to sell and deliver in accordance with the terms hereof. In the event of a failure by the Selling Shareholder to sell and deliver as referred to in this Section, either you or the Company shall have the right to postpone the First Closing Date for a period not exceeding seven business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected.

     SECTION 16.    Representations and Indemnities to Survive Delivery.  The
                    ---------------------------------------------------
respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, of the Selling Shareholder and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person or the Selling Shareholder, as the case may be, and will survive delivery of and payment for the Common Shares sold hereunder and any termination of this Agreement.

     SECTION 17.    Notices.  All communications hereunder shall be in writing
                    -------
and, if sent to the Underwriters shall be mailed, delivered or telegraphed and confirmed to you at 600 Montgomery Street San Francisco, California 94111,
Attention: [Frank Dunlevy], with a copy to Latham & Watkins, 633 West 5th Street, 40th Floor, Los Angeles, California 90071-2007, Attention: Mary Ellen Kanoff, Esq.; and if sent to the Company or the Selling Shareholder shall be mailed, delivered or telegraphed and confirmed to the Company at 4400 MacArthur Boulevard, Suite 600, Newport Beach, California 92660-2037, Attention: David M. Connell, with a copy to Riordan & McKinzie, 695 Town Center Drive, Suite 1500, Costa Mesa, California 92626, Attention: James W. Loss, Esq. The Company, the Selling Shareholder or you may change the address for receipt of communications hereunder by giving notice to the others.

     SECTION 18.    Successors.  This Agreement will inure to the benefit of and
                    ----------
be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 12 hereof, and to the benefit of the officers and directors and controlling persons referred to in Section 11, and in each case their respective successors, personal representatives and assigns, and no other person will have any right or obligation hereunder. No such assignment shall relieve any party of its obligations hereunder. The term "successors" shall not include any purchaser of the Common Shares as such from any of the Underwriters merely by reason of such purchase.

     SECTION 19.    Partial Unenforceability.  The invalidity or
                    ------------------------
unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

     SECTION 20.    Applicable Law.  This Agreement shall be governed by and
                    --------------
construed in accordance with the internal laws (and not the laws pertaining to conflicts of laws) of the State of California.

     SECTION 21.    General.  This Agreement constitutes the entire agreement of
                    -------
the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in several counterparts, each one of which shall be an original and all of which shall constitute one and the same document.

     In this Agreement the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company, the Selling Shareholder and you.

     Any person executing and delivering this Agreement as Attorney-in-fact for the Selling Shareholder represents by doing so that he has been duly appointed as Attorney-in-fact by the Selling Shareholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-fact to take such action. Any action taken under this Agreement by the Attorney-in-fact on behalf of the Selling Shareholder will be binding on the Selling Shareholder.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed copies hereof, whereupon it will become a binding agreement among the Company, the Selling Shareholder and you, all in accordance with its terms.


                                   Very truly yours,

                                        DATA PROCESSING RESOURCES
                                        CORPORATION



                                        By:
                                           ____________________________
                                           Mary Ellen Weaver
                                           Chief Executive Officer


                                        SELLING SHAREHOLDER



                                        By:
                                           ____________________________
                                           Mary Ellen Weaver

The foregoing Underwriting Agreement
is hereby confirmed and accepted by
us in San Francisco, California as of
the date first above written

MONTGOMERY SECURITIES
ROBERT W. BAIRD & CO. INCORPORATED
LEHMAN BROTHERS


By:  MONTGOMERY SECURITIES


By:_________________________
     Managing Director


By:  ROBERT W. BAIRD & CO. INCORPORATED


By:_________________________
     Managing Director


By:  LEHMAN BROTHERS


By:_________________________
     Managing Director

                                   SCHEDULE A

                                                       Number of Firm         Number of Optional
                                                       Common Shares          Common Shares
Name of Underwriter                                    to be Purchased        to be Sold
-------------------                                    ---------------        ------------------
Montgomery Securities................................
                                                           ---------              ----------
Robert W. Baird & Co. Incorporated...................
                                                           ---------              ----------
Lehman Brothers......................................
                                                           ---------              ----------

  TOTAL..............................................      2,000,000                280,000
                                                           =========              ==========



                                   SCHEDULE B


                                 Number of Firm         Number of
                                 Common Shares    Optional Common Shares
 Name of Selling Shareholder       to be Sold           to Be Sold
------------------------------   --------------   ----------------------

     Mary Ellen Weaver               200,000               50,000



       TOTAL
